BP p.l.c. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                             Year ended
                                                         December 31, 2001
                                                    ($ million, except ratios)
                                                            (Unaudited)

Profit before taxation                                          13,100

Group's share of income in excess of dividends
  of joint ventures and associated undertakings                   (356)

Captalized interest                                                (81)

                                                               -------
Profit as adjusted                                              12,663
                                                               -------

Fixed charges:

   Interest net of interest expense of joint ventures
   and associated undertakings and unwinding of discount
   and change in discount rate for provisions                    1,227
   Rental expense representative of interest                       415
   Capitalized interest                                             81
                                                               -------
                                                                 1,723
                                                               -------

Total adjusted earnings available for
  payment of fixed charges                                      14,386
                                                               =======

Ratio of earnings to fixed charges                                 8.3
                                                               =======

Total adjusted earnings available for payment of fixed
  charges, after taking account of adjustments to profit
  before taxation to accord with US GAAP (a)                    11,517
                                                               =======

Ratio of earnings to fixed charges with adjustments
  to accord with US GAAP                                           6.7
                                                               =======
_______________

(a)   See Note 16 of Notes to Consolidated Financial Statements.